 Exhibit 10.4
EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of September __, 2018 (the “Closing Date”), by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), and ________ (“______”).

RECITALS

WHEREAS, the Company and Crocker are currently parties to that certain Convertible Promissory Note, dated _________, as amended ________ (as amended, the “Note”), which Note provides for maximum borrowings of up to $_______;

WHEREAS, as of September __, 2018, the total amount of advances under the Note, including outstanding principal and all accrued and unpaid interest thereon, equals $_______ (the “Outstanding Amount”); and

WHEREAS, subject to the terms and conditions set forth herein, the Company and _______ desire that, concurrently with the execution and delivery of this Agreement by the Company and ____________, (i) the Outstanding Amount shall be exchanged for shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, with a stated value of $1,000 per share (the “Exchange Shares”) (the “Exchange”), which Exchange Shares shall be convertible into shares of common stock of the Company, par value $0.01 per share (“Conversion Shares”), and (ii) all indebtedness, liabilities and other obligations arising under or relating to the Note (including, without limitation, principal, interest, fees, expenses, costs, disbursements, premium, and indemnification) be deemed cancelled, extinguished, released, discharged and satisfied in full without the requirement for the payment or provision of any consideration or other amounts (except for the issuance of the Exchange Shares in exchange for the Outstanding Amount as contemplated herein), each on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Securities Exchange.

(a) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, ____________ hereby exchanges the Outstanding Amount for that number of Exchange Shares equal to the Outstanding Amount divided by 1,000 (rounded down to the nearest whole share), it being understood that the number of Exchange Shares issued in connection with the Exchange shall include accrued and unpaid interest on such Note up to and including the Closing Date. In consideration for the foregoing, the Company agrees to issue and deliver the Exchange Shares to ____________, as directed by ____________. For the avoidance of doubt, the number of Exchange Shares issued by the Company in exchange for the Outstanding Amount pursuant to this Section 1(a) is _________ (_____) Exchange Shares.

(b) Within five business days after the Closing Date, the Company shall issue and deliver to ____________ a certificate evidencing the Exchange Shares against delivery of the Note to the Company. Following the Closing Date, the parties agree that all indebtedness, liabilities and other obligations arising under or relating to the Note (including, without limitation, principal, interest, fees, expenses, costs, disbursements, premium, and indemnification) shall be deemed cancelled, extinguished, released, discharged and satisfied in full without the requirement for the payment or provision of any consideration or other amounts (except for the issuance of the Exchange Shares in exchange for the Outstanding Amount as contemplated herein), and the Note shall be marked cancelled and paid in full. As a result of the foregoing the Note shall be terminated and of no further force and effect.

2. Representations, Warranties and Covenants of ____________. ____________ hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a) This Agreement has been duly authorized, validly executed and delivered by ____________ and is a valid and binding agreement and obligation of ____________ enforceable against ____________ in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and ____________ has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b) ____________ understands that the Exchange Shares are being offered and sold to it in reliance on the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of ____________ set forth herein.

(c) ____________ is and will be acquiring the Exchange Shares for ____________’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act of 1933, as amended (“Securities Act”) or any applicable securities laws.

(d) ____________ owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note free and clear of all rights and Encumbrances (as defined below). ____________ has full power and authority to transfer and dispose of the Note free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Note. Encumbrances shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(e) ____________ agrees and acknowledges that it is currently an “affiliate” of the Company, as such term is defined in the Securities Act, and as a result cannot resell the Exchange Shares or Conversion Shares, as such term is defined in the Certificate of Designations, Preferences and Rights of the Exchange Shares, except in compliance with the Securities Act and any applicable state blue sky laws.

3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to ____________, and covenants for the benefit of ____________, as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b) The Exchange Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Shares hereunder.

4. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

5. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

6. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

IMAGEWARE SYSTEMS, INC.
By:______________________________________ Name: Title:
______________:
________________________________________